UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

TechTarget, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

275 Grove Street, Newton MA	02466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-9200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of TechTarget, Inc. (the “Company”) held on June 20, 2014 (the “2014 Annual Meeting”), the Company’s stockholders voted to elect Mr. Jay C. Hoag and Mr. Roger M. Marino as Class I Directors each for a three-year term, until the 2017 annual meeting of stockholders or until their respective successors are elected and qualified. The results of such vote were:

Mr. Jay C. Hoag

For:	22,242,136
Withheld:	987,729
Broker Non-Votes:	9,248,530

Mr. Roger M. Marino

For:	23,005,830
Withheld:	224,035
Broker Non-Votes:	9,248,530

At the 2014 Annual Meeting, the Company’s stockholders also voted to ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2014. The results of such vote were:

For:	32,456,857
Against:	21,035
Abstain:	503

At the 2014 Annual Meeting, the Company’s stockholders also voted FOR On the advisory vote on the approval of executive compensation (Say on Pay).

For:	23,136,795
Against:	92,567
Abstain:	503
Broker Non-Votes:	9,248,530

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechTarget, Inc.

Date: June 24, 2014	By:	/s/ Janice Kelliher
Janice Kelliher Chief Financial Officer and Treasurer